QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-158782 on Form S-8 for the Abbott Laboratories 2009 Incentive Stock Program; Registration Statement Nos. 333-09071, 333-43381, 333-69547, 333-93253, 333-52768, 333-74228, 333-102178, 333-109250, 333-124850, and 333-158782 on Form S-8 for the Abbott Laboratories 1996 Incentive Stock Program; Registration Statement Nos. 333-74220, 333-102179, 333-124851, 333-153200, 333-169886 and 333-204773 on Form S-8 for the Abbott Laboratories Deferred Compensation Plan; Registration Statement Nos. 33-26685, 33-50452, 33-51585, 33-56897, 33-65127, 333-19511, 333-43383, 333-69579, 333-93257, 333-74224, 333-102180, 333-109253, 333-124849, 333-141116, 333-153198, 333-169888 and 333-204772 on Form S-8 for the Abbott Laboratories Stock Retirement Program and Trusts; and Registration Statement No. 333-158124 on Form S-8 for the Amended and Restated Advanced Medical Optics, Inc. 2002 Incentive Compensation Plan, as amended, the 2004 Stock Incentive Plan, as amended and restated, the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan, the VISX, Incorporated 2001 Nonstatutory Stock Option Plan, the VISX, Incorporated 2000 Stock Plan, the VISX, Incorporated 1995 Director Option and Stock Deferral Plan, as amended and restated, and the VISX, Incorporated 1995 Stock Plan, as amended of our reports dated February 21, 2014 (February 27, 2015 as to Note 3), relating to the financial statements and financial statement schedule of Abbott Laboratories and subsidiaries (the "Company"), for the year ended December 31, 2013 (which reports express an unqualified opinion and include an explanatory paragraph regarding the retrospective adjustment to reflect the developed markets branded generics pharmaceuticals and the animal health businesses as discontinued operations and the distribution of the shares of AbbVie Inc. to the Company's shareholders), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 19, 2016

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM